Exhibit 99.1

GC China Turbine Engages Deloitte Touche Tohmatsu CPA Ltd. as Independent Registered Public Accountant.

NEW YORK, NY -- /MARKETWIRE/ -- December 1, 2009 – GC China Turbine Corp. (OTCBB: GCHT) (the “Company” or “GC China”), a leading manufacturer of state-of-the-art 2-bladed wind turbines, announced today that effective December 1, 2009, the Company has engaged Deloitte Touche Tohmatsu CPA Ltd. (“Deloitte”) as our new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2009.

Company CFO Zhao Ying comments “we are very pleased to have such a highly recognized global leader in the financial sector undertaking this most important regulatory requirement on our behalf.” GC China’s CEO Qi Na went on to state that “our strategic aim is to ensure we achieve the very highest degree of accountability and public disclosure in our efforts. We hope to move as quickly as possible towards a listing at one of the more senior exchanges and through our affiliation with Deloitte we believe we can most readily achieve the requisite level of reporting compliance in a truly proactive and diligent manner.”

Additional details regarding the Company and its agreements along with further information about the business, financial condition and management of GC China and related parties are filed as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database.

About GC China Turbine Corp. (OTCBB: GCHT)
GC China is a leading manufacturer of state-of-the-art 2-bladed wind turbines based in Wuhan City of Hubei Province, China. The Company holds a license to manufacture a groundbreaking technology which meets rigorous requirements for low-cost and high reliability. The technology was developed through a 10 year European research project costing over US$ 75 million. GC China's launch product is a 1.0 megawatt ("MW") utility scale turbine with designs for a 2.3MW and 3.0MW utility scale turbine in development. The Company's initial efforts have been rewarded with contracts of approximately US$ 128 million to-date. For more information visit: http://www.gcchinaturbine.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD
GC China Turbine Corp.
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Marcus Laun, Director

For more information visit our website at http://www.gcchinaturbine.com.

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Jim Blackman
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Source: GC China Turbine Corp.